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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

      The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation:

Arch Coal, Inc.
 Arch Energy Resources, Inc...........................................       100%
 Arch Reclamation Services, Inc.......................................       100%
 Arch Western Acquisition Corporation.................................       100%
        Arch Western Resources, LLC...................................        99%
              Arch of Wyoming, LLC....................................       100%
                     Arch Western Finance LLC.........................       100%
              Arch Western Bituminous Group LLC.......................       100%
                     Canyon Fuel Company, LLC.........................        65%
                     Mountain Coal Company, LLC.......................       100%
              Thunder Basin Coal Company, L.L.C.......................       100%
                     Triton Coal Company, L.L.C.......................       100%
 Ark Land Company.....................................................       100%
        Western Energy Resources, Inc.................................       100%
        Ark Land LT, Inc..............................................       100%
        Ark Land WR, Inc..............................................       100%
 Allegheny Land Company...............................................       100%
 Arch Coal Sales Company, Inc.........................................       100%
 Arch Receivable Company, LLC.........................................       100%
 Arch Coal Terminal, Inc..............................................       100%
 Ashland Terminal, Inc................................................       100%
 Canyon Fuel Company, LLC.............................................        35%
 Catenary Coal Holdings, Inc..........................................       100%
        Cumberland River Coal Company.................................       100%
        Lone Mountain Processing, Inc.................................       100%
 Coal-Mac, Inc........................................................       100%
 Energy Development Co................................................       100%
 Mingo Logan Coal Company.............................................       100%
 Mountain Gem Land, Inc...............................................       100%
 Mountain Mining, Inc.................................................       100%
        Julian Tipple, Inc............................................       100%
 Mountaineer Land Company.............................................       100%
 P.C. Holding, Inc....................................................       100%
 Paint Creek Terminals, Inc...........................................       100%
 Saddleback Hills Coal Company........................................       100%